EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated May 19, 2008 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 759 (Closed-End Strategy: Cohen & Steers Value Equity and Income Portfolio 2008-2) as of May 19, 2008 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
May 19, 2008